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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(RULE 14C-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

HERTZ GLOBAL HOLDINGS, INC. (Name of Registrant As Specified In Its Charter)

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	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

HERTZ GLOBAL HOLDINGS, INC.
225 Brae Boulevard
Park Ridge, New Jersey 07656-0713

INFORMATION STATEMENT

Dear Stockholder:

        This Information Statement is furnished to holders of shares of common stock, par value $0.01 per share (the "common stock"), of Hertz Global Holdings, Inc. (the "Company", "our", "we" or "us"). The purpose of this Information Statement is to notify our stockholders that, on May 19, 2009, we received written consents from Clayton, Dubilier & Rice Fund VII, L.P., CDR CCMG Co-Investor L.P. and CD&R Parallel Fund VII, L.P. (together, the "CD&R Funds"); Carlyle Partners IV, L.P., CP IV Coinvestment L.P., CEP II U.S. Investments, L.P. and CEP II Participations S.à.r.l. SICAR (together, the "Carlyle Funds"); ML Global Private Equity Fund, L.P., Merrill Lynch Ventures L.P. 2001 and ML Hertz Co-Investor, L.P. (together, the "Merrill Lynch Funds"); and CMC-Hertz Partners, L.P. (collectively with the CD&R Funds, the Carlyle Funds and the Merrill Lynch Funds, the "Sponsors"), stockholders representing as of that date approximately 55% of our then issued and outstanding common stock, approving the issuance and sale of 32,101,182 shares of our common stock to participating Sponsors in a private offering.

        The enclosed Information Statement is being furnished to you to notify you that the foregoing action has been approved by the Sponsors, who were able to direct the vote of a majority of the outstanding shares of our common stock as of the date of the approval. The Board is not soliciting your proxy in connection with this action and proxies are not requested from stockholders. The private offering to be made pursuant to this action will not become effective before a date that is 20 days after this Information Statement is first mailed to our stockholders. You are urged to read the Information Statement in its entirety for a description of the action taken by a majority of our stockholders.

By Order of the Board of Directors of Hertz Global Holdings, Inc.,
/s/ MARK P. FRISSORA Mark P. Frissora Chairman and Chief Executive Officer
Park Ridge, New Jersey June , 2009

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED TO STOCKHOLDERS ON JUNE    , 2009. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

HERTZ GLOBAL HOLDINGS, INC.
225 Brae Boulevard
Park Ridge, New Jersey 07656-0713

INFORMATION STATEMENT
(Dated June     , 2009)

NO VOTE OR OTHER ACTION OF THE COMPANY'S STOCKHOLDERS IS REQUIRED IN
CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

        This Information Statement is being furnished on or about June     , 2009 to holders (who were holders of record as of the close of business on May 19, 2009) of the common stock, $0.01 par value per share, of Hertz Global Holdings, Inc., a Delaware corporation, in connection with the issuance of 32,101,182 shares of our common stock to participating Sponsors in a private offering.

        On May 18, 2009, our Board of Directors adopted resolutions that, among other things, authorized:

  •
  a public offering of shares of our common stock (the "Common Stock Public Offering"), pursuant to which 52,900,000 shares of our common stock have been sold at a price to the public of $6.50 per share;

  •
  a public offering of convertible debt securities, pursuant to which an aggregate principal amount of $474,755,000 of our 5.25% Convertible Senior Notes due 2014 were sold; and

  •
  a private offering to the Sponsors of shares of our common stock at the same per share offering price as the price per share paid to us by the underwriters in the Common Stock Public Offering (the "Private Offering").

In considering the Private Offering, our Board of Directors accepted the recommendation by our management that the purchase of additional shares of our common stock by participating Sponsors would be in the best interests of the Company. However, because of the potential interest of the Sponsors as purchasers in the Private Offering, directors employed by the Sponsors or their affiliates (other than the Company) did not participate in the vote by our Board of Directors to approve the Private Offering. In addition, the committee appointed by our Board of Directors to determine the number and offering price of shares of our common stock to be sold in the Common Stock Public Offering and the Private Offering did not include any director employed by the Sponsors or their affiliates (other than the Company).

        Our common stock is listed on the New York Stock Exchange ("NYSE") under the symbol "HTZ". The rules of the NYSE require a listed company to obtain stockholder approval when issuing and selling, as part of a private offering, more than 1% of the outstanding common stock of the listed company to a substantial security holder of the listed company. Because the number of shares of our common stock to be issued in connection with the Private Offering exceeds the 1% threshold and certain of the Sponsors participating in the Private Offering are substantial security holders of the Company, we determined it advisable to obtain stockholder approval.

        On May 19, 2009, the Sponsors, who as of that date owned an aggregate of 177,777,985 shares (approximately 55%) of the 323,846,335 shares of our common stock then outstanding, consented in writing to the Private Offering (the "Action"). Such board approval and stockholder consent are sufficient under Section 228 of the Delaware General Corporation Law, our amended and restated certificate of incorporation and our amended and restated by-laws, as then in effect, to approve the Private Offering. Accordingly, the Private Offering will not be submitted to our other stockholders for a vote, and this Information Statement is being furnished to you solely to give you notice of, and certain information concerning, the Action and the Private Offering, in accordance with Section 228 of the Delaware General Corporation Law and the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder, including Regulation 14C. This Information Statement does not constitute an offer to sell or the solicitation of an offer to purchase shares of our common stock.

        The offices of the Company are located at 225 Brae Boulevard, Park Ridge, New Jersey 07656 and the Company's telephone number is (201) 307-2000.

The Private Offering

        Following receipt of approval by our Board of Directors and written consent from the Sponsors, who were able to direct the vote of a majority of the outstanding shares of our common stock as of the date of the written consent, the Company entered into separate subscription agreements with the Sponsors listed below (the "Participating Sponsors"), pursuant to which they have subscribed to purchase shares of our common stock in the Private Offering, as follows:

Participating Sponsor	Number of Shares	Aggregate Purchase Price
Clayton, Dubilier & Rice Fund VII, L.P.	19,921,396	$124,116,274
CD&R Parallel Fund VII, L.P.	141,843	$883,724
Carlyle Partners IV, L.P.	11,570,644	$72,088,583
CP IV Coinvestment, L.P.	467,299	$2,911,413

        The price per share in the Private Offering will be $6.2303, which is equal to the price per share paid by the public in the Common Stock Public Offering, less the underwriting discounts and commission payable to the underwriters in the Common Stock Public Offering. After completion of the Private Offering, the Sponsors will collectively hold approximately 51% of our outstanding common stock (without giving effect to the issuance of any shares of common stock upon conversion of our 5.25% Convertible Senior Notes due 2014 or the exercise of any currently outstanding stock options and outstanding but unvested restricted stock units and performance stock units). The consummation of the Private Offering is subject to customary conditions, including the accuracy of our representations in the applicable subscription agreements in all material respects, as well as our compliance with legal obligations to deliver this Information Statement. The Private Offering, if completed, is expected to close in the second quarter of 2009, but in no case less than 20 days after the date of first mailing of this Information Statement to stockholders of record as of the close of business on May 19, 2009.

Use of Proceeds

        We intend to use the approximately $200 million that we will receive in proceeds from the Private Offering to increase liquidity and for general corporate purposes, including repayment of principal amounts with respect to maturing debt under the fleet financing facilities of certain of our consolidated subsidiaries.

Effect on Stockholders

        The issuance of shares in the Private Offering will have the effect of proportionally diluting the percentage ownership in the Company of each of our stockholders that is not purchasing shares in the Private Offering. The 32,101,182 shares of our common stock to be issued to the Participating Sponsors represent approximately 8% of the shares of common stock expected to be outstanding after the consummation of the Common Stock Public Offering and the Private Offering (without giving effect to the issuance of any shares of common stock upon conversion of our 5.25% Convertible Senior Notes due 2014 or the exercise of any currently outstanding stock options and outstanding but unvested restricted stock units and performance stock units). After the consummation of the Private Offering, the Sponsors will collectively hold over 50% of our outstanding common stock and retain control of the Company, as they did prior to the Common Stock Public Offering. As a result of the closing of the Common Stock Public Offering, the Sponsors ceased to own at least 50% of the common stock then outstanding, and we accordingly ceased to be a "controlled company" within the meaning of the NYSE's rules. Following the consummation of the Private Offering, we will once again be considered a "controlled company" and we will again be entitled to rely on certain exemptions from the NYSE's corporate governance requirements. At all times prior to the closing of the Common Stock Public Offering, the composition of the Company's Board of Directors and its committees complied with the requirements regarding the participation of "independent directors" within the meaning of the NYSE's rules as such requirements apply to "controlled companies," and subsequent to the closing of the Common Stock Public Offering, the composition of the Board of Directors and its committees has complied (and, until the closing of the Private Offering, is expected to continue to comply) with such requirements as they apply to listed companies that cease to be "controlled companies." Furthermore, so long as they retain ownership of a majority of our outstanding common stock, the Sponsors will also be entitled under our by-laws to take action on behalf of our stockholders by written consent. The shares of common stock to be issued to the Participating Sponsors in the Private Offering (together with the shares that were issued in the Common Stock Public Offering) will also have a dilutive effect on earnings per share and may adversely affect the market price of our common stock.

Record Date; Stockholders Entitled to Information Statement

        This Information Statement is being mailed to you on or about June     , 2009. The close of business on May 19, 2009, is the record date (the "Record Date") for the determination of stockholders entitled to this Information Statement and this notice of the Action.

Costs of Mailing

        We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.

Meeting Not Required

        The Private Offering was approved by a written consent of the Sponsors dated May 19, 2009, who were as of that date the owners of a majority of the outstanding shares of our common stock. No further vote is required to approve the Private Offering.

Dissenters Rights of Appraisal

        Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to the Private Offering or the Action, and we will not independently provide stockholders with any such right.

Interest of Certain Persons in or Opposition to Matters to be Acted Upon

        Certain of the CD&R Funds and the Carlyle Funds have agreed to purchase shares of our common stock in the Private Offering at a price of $6.2303 per share, which is equal to the price per share in the Common Stock Public Offering, less the underwriting discounts and commissions payable to the underwriters in the Common Stock Public Offering. The following of our directors are employees of affiliates of the CD&R Funds (other than the Company): George W. Tamke, Nathan K. Sleeper and David H. Wasserman. Directors Brian A. Bernasek and Gregory S. Ledford are employees of affiliates of the Carlyle Funds (other than the Company). Pursuant to the Amended and Restated Stockholders Agreement, dated November 20, 2006, among the Company and the Sponsors (the "Stockholders Agreement"), the Sponsors (including the Merrill Lynch Funds, which are not participating in the Private Offering) have certain rights to participate in the corporate governance of the Company. The Sponsors are collectively expected to hold over 50% of our outstanding common stock following completion of the Private Offering. As a result, our directors Robert F. End and J. Travis Hain, each of whom is or was an employee of an affiliate of the Merrill Lynch Funds (other than the Company) could be deemed to have an indirect interest in the Private Offering. No other person who has been a director or officer of the Company at any time since the beginning of the last fiscal year and no associate of any such person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Private Offering.

Proposals by Security Holders

        No security holders have transmitted any proposals to be acted upon by the Company.

 DESCRIPTION OF COMMON STOCK

        We are authorized to issue 2,000,000,000 shares of common stock, $0.01 par value per share, of which 376,921,003 shares were outstanding as of June 3, 2009.

        Each holder of our common stock is entitled to one vote per share on all matters to be voted on by stockholders. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Any director may be removed only for cause, upon the affirmative vote of the holders of greater than a majority of the outstanding shares of our common stock entitled to vote for the election of the directors.

        The holders of our common stock are entitled to receive any dividends and other distributions that may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to receive proportionately any of our assets remaining after the payment of liabilities and subject to the prior rights of any outstanding preferred stock. Our ability to pay dividends on our common stock is subject to our subsidiaries' ability to pay dividends to us which is in turn subject to the restrictions set forth in our subsidiaries' senior credit facilities and the indentures governing their senior notes and senior subordinated notes.

        Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of our common stock are, and the shares of common stock to be sold by us to the Participating Sponsors in the Private Offering, when issued, will be, fully paid and non-assessable. The rights and privileges of holders of our common stock are subject to any series of preferred stock that we may issue in the future.

        Computershare Investor Services LLC is the transfer agent and registrar for our common stock.

        Our common stock is listed on the NYSE under the symbol "HTZ".

Stockholders Agreement

        The Company and the Sponsors are parties to the Stockholders Agreement, which contains agreements that entitle the Sponsors to nominate all of the Company's directors. The director nominees are to include three nominees of the CD&R Funds (one of whom shall serve as the Chairman or, if the Chief Executive Officer is the Chairman, the Lead Director), two nominees of the Carlyle Funds, and two nominees of the Merrill Lynch Funds, subject to adjustment in the case that the applicable investment fund sells more than a specified amount of its shareholdings in the Company, and up to six independent directors. In addition, upon the Company ceasing to be a "controlled company" within the meaning of the NYSE rules, if necessary to comply with the NYSE rules, the director nominees of the Sponsors shall be reduced to two nominees of the CD&R Funds (one of whom shall serve as the Chairman or, if the Chief Executive Officer is the Chairman, the Lead Director), one nominee of the Carlyle Funds, and one nominee of the Merrill Lynch Funds, and additional independent directors will be elected by the board to fill the resulting director vacancies. Since October 12, 2006, the Company has had four independent directors.

        The Stockholders Agreement also grants to the CD&R Funds or to the majority of directors nominated by the Sponsors the right to remove the Company's Chief Executive Officer. Any replacement Chief Executive Officer requires the consent of the CD&R Funds as well as the consent of either the Carlyle Funds or the Merrill Lynch Funds. The rights described above apply only for so long as the applicable Sponsor groups maintain certain specified minimum levels of shareholdings in the Company. The Stockholders Agreement also includes tag-along and drag-along rights, and restrictions on transfers of shares of the Company, in certain circumstances.

        In addition, the Stockholders Agreement limits the rights of the Sponsors that have invested in the common stock of the Company and their affiliates, subject to several exceptions, to own, manage, operate or control any of our competitors (as defined in the Stockholders Agreement). The Stockholders Agreement may be amended from time to time in the future to eliminate or modify these restrictions without our consent.

Registration Rights Agreement

        The Company is also party to the Registration Rights Agreement, dated as of December 21, 2005, as amended (the "Registration Rights Agreement"), with the Sponsors. The Registration Rights Agreement grants to certain of the Sponsors the right to cause the Company, at its own expense, to use its best efforts to register such securities held by the investment funds for public resale, subject to certain limitations. The exercise of this right is limited to three requests by each Sponsor group, except for registrations effected pursuant to Form S-3, which are unlimited, subject to certain limitations, if the Company is eligible to use Form S-3. The secondary offering of the Company's common stock in June 2007 was effected pursuant to this Registration Rights Agreement. In the event the Company registers any of its common stock, these investment funds also have the right to require the Company to use its best efforts to include shares of common stock of the Company held by them, subject to certain limitations, including as determined by the underwriters. The Registration Rights Agreement also provides for the Company to indemnify the Sponsors and their affiliates in connection with the registration of our securities. Shares of our common stock acquired by the Participating Sponsors in the Private Offering will be eligible for registration under the Registration Rights Agreement.

 COMMON STOCK PUBLIC OFFERING

        We recently completed the Common Stock Public Offering of 52,900,000 shares of common stock at a per share price of $6.50 in the Common Stock Public Offering, with proceeds to us before underwriting discounts and offering expenses of approximately $343.85 million, which are expected to be used to increase liquidity and for general corporate purposes, including repayment of principal amounts with respect to maturing debt under the fleet financing facilities of certain of our consolidated subsidiaries.

 SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS, DIRECTORS AND OFFICERS

        The following table sets forth information as of March 30, 2009, adjusted to give effect to the Common Stock Public Offering and the Private Offering, with respect to the ownership of our common stock by:

  •
  each person known to own beneficially more than 5% of our common stock as of such date;

  •
  each of our directors;

  •
  each of our executive officers; and

  •
  all of our executive officers and directors as a group.

        As of March 30, 2009, there were 323,374,461 shares of our common stock outstanding, An additional 52,900,000 shares were issued in the Common Stock Public Offering and a further 32,101,182 shares will be issued to the Participating Sponsors in the Private Offering. The amounts and percentages of shares beneficially owned are reported on the basis of Securities and Exchange Commission ("SEC") regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person's ownership percentage, but not for purposes of computing any other person's percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

        The table set forth below does not reflect additional purchases of common stock that may have been made by unaffiliated stockholders in connection with the Common Stock Public Offering.

        Except as otherwise indicated in the footnotes to this table, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock. Unless otherwise indicated, the address for each individual listed below is c/o Hertz Global Holdings, Inc., 225 Brae Boulevard, Park Ridge, New Jersey 07656-0713.

	Shares Beneficially Owned After the Common Stock Public Offering and Prior to the Private Offering		Shares to be Purchased in the Private Offering	Shares Beneficially Owned After the Private Offering
Name and Address of Beneficial Owner	Number	Percent	Number	Percent
Investment Funds Associated With or Designated By Clayton, Dubilier & Rice, Inc.(1)(2)	60,024,510	15.95%	20,063,239	19.61%
Clayton, Dubilier & Rice Fund VII, L.P.	38,455,598	10.22%	19,921,396	14.29%
CDR CCMG Co-Investor L.P.	21,314,510	5.66%	—	5.22%
CD&R Parallel Fund VII, L.P.	254,402	0.07%	141,843	0.10%
Investment Funds Associated With or Designated By The Carlyle Group(2)(3)	59,250,000	15.75%	12,037,943	17.46%
Carlyle Partners IV, L.P.	49,505,538	13.16%	11,570,644	14.96%
CP IV Coinvestment, L.P.	1,999,364	0.53%	467,299	0.60%
CEP II U.S. Investments, L.P.	7,452,823	1.98%	—	1.82%
CEP II Participations S.à.r.l. SICAR	292,275	0.08%	—	0.07%

	Shares Beneficially Owned After the Common Stock Public Offering and Prior to the Private Offering			Shares to be Purchased in the Private Offering	Shares Beneficially Owned After the Private Offering
Name and Address of Beneficial Owner	Number	Percent		Number	Percent
Investment Funds and Other Entities Associated With or Designated By Merrill Lynch, a subsidiary of Bank of America Corporation ("Bank of America"), and Their Affiliates(4)(5)(6)(7)	58,522,927	15.55%		—	14.33%
ML Global Private Equity Fund, L.P.	32,167,044	8.55%		—	7.88%
Merrill Lynch Ventures L.P. 2001	3,872,549	1.03%		—	0.95%
ML Hertz Co-Investor, L.P.	3,101,137	0.82%		—	0.76%
Merrill Lynch, Pierce, Fenner & Smith Incorporated	19,452	**	%	—	**	%
CMC-Hertz Partners, L.P.(8)	19,362,745	5.15%		—	4.74%
Lord, Abbett & Co. LLC(9)	54,323,098	14.44%		—	13.30%
Fairholme Capital Management, LLC(10)	34,200,829	9.09%		—	8.37%
Directors and Executive Officers
George W. Tamke(11)	—	**	%	—	**	%
Mark P. Frissora(12)(15)	2,040,800	**	%	—	**	%
Nathan K. Sleeper(11)	—	**	%	—	**	%
David H. Wasserman(11)	—	**	%	—	**	%
Brian A. Bernasek(5)(13)(14)(15)	92,324	**	%	—	**	%
Gregory S. Ledford(5)(13)(14)(15)	151,715	**	%	—	**	%
J. Travis Hain(16)(17)	—	**	%	—	**	%
George A. Bitar(16)(17)	—	**	%	—	**	%
Robert F. End(16)	—	**	%	—	**	%
Barry H. Beracha(5)(15)	73,350	**	%	—	**	%
Carl T. Berquist(5)(14)(15)	41,420	**	%	—	**	%
Michael J. Durham(5)(15)	42,350	**	%	—	**	%
Henry C. Wolf(5)(15)	28,350	**	%	—	**	%
Joseph R. Nothwang(15)	720,895	**	%	—	**	%
Michel Taride(15)	557,985	**	%	—	**	%
Gerald A. Plescia(15)	542,049	**	%	—	**	%
Elyse B. Douglas(15)	118,327	**	%	—	**	%
All directors and executive officers as a group (27 persons)(14)(15)	5,091,817	1.35%		—	1.25%

**
Less than 1%

(1)
Represents shares held by the following group of investment funds associated with or designated by Clayton, Dubilier & Rice, Inc.: (i) 38,455,598 shares of common stock held by Clayton, Dubilier & Rice Fund VII, L.P., whose general partner is CD&R Associates VII, Ltd., whose sole stockholder is CD&R Associates VII, L.P., whose general partner is CD&R Investment Associates VII, Ltd.; (ii) 21,314,510 shares of common stock held by CDR CCMG Co-Investor L.P., whose general partner is CDR CCMG Co-Investor GP Limited, whose sole stockholder is Clayton, Dubilier & Rice Fund VII, L.P.; and (iii) 254,402 shares of common stock held by CD&R Parallel Fund VII, L.P., whose general partner is CD&R Parallel Fund Associates VII, Ltd. CD&R Investment Associates VII, Ltd. and CD&R Parallel Fund Associates VII, Ltd. are each managed by a three person board of directors, and all board action relating to the voting or disposition of these shares requires approval of a majority of the board. Joseph L. Rice, III, Donald J. Gogel and Kevin J. Conway, as the directors of CD&R Investment Associates VII, Ltd. and CD&R Parallel Fund Associates VII, Ltd., may be deemed to share beneficial ownership of the shares shown as beneficially owned by the funds associated with Clayton, Dubilier & Rice, Inc. Such persons disclaim such beneficial ownership. Does not include 41,979 shares of common stock and 70,050 currently exercisable options to purchase common stock issued to Clayton, Dubilier & Rice, Inc., as assignee of compensation payable to Messrs. Tamke, Sleeper and Wasserman under our director compensation policy.

Each of CD&R Associates VII, Ltd., CD&R Associates VII, L.P. and CD&R Investment Associates VII, Ltd. expressly disclaims beneficial ownership of the shares held by Clayton, Dubilier & Rice Fund VII, L.P., as well as of the shares held by each of CD&R Parallel Fund VII, L.P., CDR CCMG Co-Investor L.P. and the shares and stock options held by Clayton, Dubilier & Rice, Inc. CDR CCMG Co-Investor GP Limited expressly disclaims beneficial ownership of the shares held by each of CD&R Parallel Fund VII, L.P., Clayton, Dubilier & Rice Fund VII, L.P., CDR CCMG Co-Investor L.P., and Clayton, Dubilier & Rice, Inc., and of the stock options held by Clayton, Dubilier & Rice, Inc. CD&R Parallel Fund Associates VII, Ltd. expressly disclaims beneficial ownership of the shares held by each of CD&R Parallel Fund VII, L.P., Clayton, Dubilier & Rice Fund VII, L.P., CDR CCMG Co-Investor L.P., and Clayton, Dubilier & Rice, Inc., and of the stock options held by Clayton, Dubilier & Rice, Inc. Clayton, Dubilier & Rice, Inc. expressly disclaims beneficial ownership of the shares held by each of Clayton, Dubilier & Rice Fund VII, L.P., CD&R Parallel Fund VII, L.P. and CDR CCMG Co-Investor L.P.

The address for each of Clayton, Dubilier & Rice Fund VII, L.P., CD&R Parallel Fund VII, L.P., CD&R Associates VII, Ltd., CD&R Associates VII, L.P. and CD&R Parallel Fund Associates VII, Ltd. is 1403 Foulk Road, Suite 106, Wilmington, DE 19803. The address for CDR CCMG Co-Investor L.P., CDR CCMG Co-Investor GP Limited and CD&R Investment Associates VII, Ltd. is c/o M&C Corporate Services Limited, P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, British West Indies. The address for Clayton, Dubilier & Rice, Inc. is 375 Park Avenue, 18th Floor, New York, NY 10152.

(2)
Excludes 19,362,745 shares held by CMC-Hertz Partners, L.P., which is affiliated with affiliates of the Sponsors. Each of the entities associated with Clayton, Dubilier & Rice, Inc. and with The Carlyle Group expressly disclaims beneficial ownership of shares held by CMC-Hertz Partners, L.P. See Note 8 below.

(3)
Carlyle Partners IV, L.P., CP IV Coinvestment, L.P., CEP II U.S. Investments, L.P. and CEP II Participations S.à.r.l. SICAR, which are collectively referred to herein as the Carlyle Funds, are collectively the holders of record of 59,250,000 shares of the common stock, of which Carlyle Partners IV, L.P. holds 49,505,538 shares; CEP II U.S. Investments, L.P. holds 7,452,823 shares; CP IV Coinvestment, L.P. holds 1,999,364 shares; and CEP II Participations S.à.r.l. SICAR holds 292,275 shares. TC Group, L.L.C. exercises investment discretion and control over the shares held by each of Carlyle Partners IV, L.P. and CP IV Coinvestment, L.P. through its indirect subsidiary TC Group IV, L.P., which is the sole general partner of each of Carlyle Partners IV, L.P. and CP IV Coinvestment, L.P. TCG Holdings, L.L.C. is the managing member of TC Group, L.L.C. TC Group, L.L.C. is the sole managing member of TC Group IV Managing GP, L.L.C. TC Group IV Managing GP, L.L.C is the sole general partner of TC Group IV, L.P. TCG Holdings, L.L.C. is managed by a three person managing board, and all board action relating to the voting or disposition of these shares requires approval of a majority of the board. William E. Conway, Jr., Daniel A. D'Aniello and David M. Rubenstein, as the managing members of TCG Holdings, L.L.C., may be deemed to share beneficial ownership of the shares beneficially owned by TCG Holdings, L.L.C. Such persons disclaim such beneficial ownership. CEP II Participations S.à.r.l. SICAR is wholly owned by Carlyle Europe Partners II, L.P. TCG Holdings Cayman II, L.P.

  exercises investment discretion and control over the shares held by each of CEP II U.S. Investments, L.P. and CEP II Participations S.à.r.l. SICAR through its indirect subsidiary CEP II Managing GP, L.P., which is a general partner of each of Carlyle Europe Partners II, L.P. and CEP II U.S. Investments, L.P. DBD Cayman Limited is the general partner of TCG Holdings Cayman II, L.P. and has investment discretion and dispositive power over the shares. DBD Cayman Limited is controlled by its Class A members, William E. Conway, Jr., Daniel A. D'Aniello and David M. Rubenstein and all action relating to the voting or disposition of these shares requires their approval. Such persons may be deemed to share beneficial ownership of these shares and each disclaims such beneficial ownership. The Carlyle Group's address is 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004.

(4)
Pursuant to a Form 3 filed by Bank of America with the SEC on January 9, 2009, Bank of America is an indirect beneficial owner of the reported securities. The indirect interest in the reported securities was obtained pursuant to an Agreement and Plan of Merger, dated as of September 15, 2008 (the "Merger Agreement") whereby a wholly owned subsidiary of Bank of America merged with and into Merrill Lynch. Merrill Lynch is now a wholly owned subsidiary of Bank of America.

(5)
Includes director stock options which are currently exercisable. Messrs. Beracha, Bernasek, Berquist, Durham, Ledford and Wolf hold currently exercisable director stock options to purchase 23,350, 22,585, 23,350, 23,350, 23,350, and 23,350 shares, respectively. As a result of assignments of compensation by Mr. End and by George A. Bitar, who served on the our board of directors until April 8, 2009, ML Global Private Equity Fund, L.P. holds 27,985 shares of common stock and currently exercisable options to purchase 46,700 shares of common stock.

(6)
Includes 19,362,745 shares held by CMC-Hertz Partners, L.P., which is affiliated with all three of the Sponsors. See Note 8 below.

(7)
Includes shares held of record by the following group of investment funds associated with or designated by Merrill Lynch & Co., Inc. or their affiliates: (i) 32,167,044 shares of common stock held by ML Global Private Equity Fund, L.P. (including 46,700 currently exercisable director stock options and 27,985 shares of common stock issued to ML Global Private Equity Fund, L.P., as assignee of compensation payable to Messrs. End and Bitar under our director compensation policy, as described in Note 5 above); (ii) 3,872,549 shares of common stock held by Merrill Lynch Ventures L.P. 2001; and (iii) 3,101,137 shares of common stock held by ML Hertz Co-Investor, L.P. Also includes 19,452 shares held of record by Merrill Lynch, Pierce, Fenner & Smith Incorporated. Does not include 92,329 shares held of record by Merrill Lynch Bank & Trust Co., FSB as of December 31, 2008, as reported on the Schedule 13G/A filed by Bank of America and related entities on February 17, 2009. Merrill Lynch Bank & Trust Co., FSB has no pecuniary interest in such shares. All information regarding shares held of record by Merrill Lynch Bank & Trust Co., FSB is based on information presented in such Schedule 13G/A, which is the most recent publicly available filing disclosing ownership by Merrill Lynch Bank & Trust Co., FSB.

The address of each of the investment funds described in this footnote is c/o Merrill Lynch Global Private Equity, 4 World Financial Center, 23rd Floor, New York, NY 10080. The address of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Merrill Lynch Bank & Trust Co., FSB, is 4 World Financial Center, New York, NY 10080.

ML Global Private Equity Partners, L.P., a Cayman Islands exempted limited partnership ("ML Partners"), is the special limited partner of ML Global Private Equity Fund, L.P. The general partner of ML Global Private Equity Fund, L.P. is MLGPE LTD., a Cayman Islands exempted company whose sole shareholder is ML Partners. The investment committee of ML Partners, which is composed of Merrill Lynch GP, Inc., a Delaware corporation, as the general partner of ML Partners, and certain investment professionals who are actively performing services for ML Global

  Private Equity Fund, L.P., retains decision making power over the disposition and voting of shares of portfolio investments of ML Global Private Equity Fund, L.P. The consent of Merrill Lynch GP, Inc., as ML Partners' general partner, is required for any such vote. Merrill Lynch GP, Inc. is a wholly owned subsidiary of Merrill Lynch Group, Inc., a Delaware corporation, which in turn is a wholly owned subsidiary of Merrill Lynch & Co., Inc. MLGPE LTD., as general partner of ML Global Private Equity Fund, L.P.; ML Partners, the special limited partner of ML Global Private Equity Fund, L.P.; Merrill Lynch GP, Inc., by virtue of its right to consent to the voting of shares of portfolio investments of ML Global Private Equity Fund, L.P.; the individuals who are members of the investment committee of ML Partners; and each of Merrill Lynch Group, Inc. and Merrill Lynch & Co., Inc. because they control Merrill Lynch GP, Inc., may therefore be deemed to beneficially own the shares that ML Global Private Equity Fund, L.P. holds of record or may be deemed to beneficially own. Each such entity or individual expressly disclaims beneficial ownership of these shares.

The general partner of Merrill Lynch Ventures L.P. 2001 is Merrill Lynch Ventures, L.L.C. ("ML Ventures"), which is a wholly owned subsidiary of Merrill Lynch Group, Inc. Decisions regarding the voting or disposition of shares of portfolio investments of Merrill Lynch Ventures L.P. 2001 are made by the management and investment committee of the board of directors of ML Ventures, which is composed of three individuals. Each of ML Ventures, because it is the general partner of Merrill Lynch Ventures L.P. 2001; Merrill Lynch Group, Inc. and Merrill Lynch & Co., Inc. because they control ML Ventures; and the three members of the ML Ventures investment committee, by virtue of their shared decision making power, may be deemed to beneficially own the shares held by Merrill Lynch Ventures L.P. 2001. Such entities and individuals expressly disclaim beneficial ownership of the shares that Merrill Lynch Ventures L.P. 2001 holds of record or may be deemed to beneficially own.

The general partner of ML Hertz Co-Investor, L.P. is ML Hertz Co-Investor GP, L.L.C., whose sole managing member is ML Global Private Equity Fund, L.P., which may therefore be deemed to have beneficial ownership of the shares owned by ML Hertz Co-Investor, L.P. ML Global Private Equity Fund, L.P. expressly disclaims beneficial ownership of these shares, as do the entities and individuals discussed above who may be deemed to have or share beneficial ownership of any shares that ML Global Private Equity Fund, L.P. holds of record or may be deemed to beneficially own.

Merrill Lynch, Pierce, Fenner & Smith Incorporated is a direct wholly owned subsidiary of Merrill Lynch & Co., Inc., which is a wholly owned subsidiary of Bank of America. See Note 4 above. Bank of America disclaims beneficial ownership of the shares of the Company that the investment funds and other entities affiliated with Merrill Lynch & Co., Inc. hold of record or may be deemed to beneficially own.

Merrill Lynch Ventures L.P. 2001 disclaims beneficial ownership of the shares of the Company that ML Hertz Co-Investor, L.P., ML Global Private Equity Fund, L.P., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Merrill Lynch Bank & Trust Co., FSB, hold of record or may be deemed to beneficially own. Each of ML Global Private Equity Fund, L.P., ML Hertz Co-Investor, L.P., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Merrill Lynch Bank & Trust Co., FSB disclaims beneficial ownership of the shares of the Company that Merrill Lynch Ventures, L.P. holds of record or may be deemed to beneficially own, and each of ML Hertz Co-Investor, L.P., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Merrill Lynch Bank & Trust Co., FSB disclaims beneficial ownership of the shares of the Company that ML Global Private Equity Fund, L.P. holds of record or may be deemed to beneficially own. Each of ML Global Private Equity Fund, Merrill Lynch Ventures L.P., ML Hertz Co-Investor, L.P. and Merrill Lynch Bank & Trust Co., FSB also disclaims beneficial ownership of the shares of the Company that Merrill Lynch, Pierce, Fenner & Smith Incorporated owns of record or may be deemed to beneficially own. Merrill Lynch, Pierce, Fenner & Smith Incorporated also disclaims beneficial ownership of the shares of the Company that ML Hertz-Co Investor, L.P. and Merrill Lynch Bank & Trust Co., FSB own of record or may be deemed to beneficially own. Merrill Lynch Bank & Trust Co., FSB disclaims beneficial ownership of the shares of the Company that ML Global Private Equity Fund, L.P., ML Hertz Co-Investor, L.P., Merrill Lynch Ventures L.P. and Merrill Lynch, Pierce, Fenner & Smith Incorporated own of record or may be deemed to beneficially own.

(8)
CMC-Hertz Partners, L.P. is affiliated with all three of the Sponsors. The general partner of CMC-Hertz Partners, L.P. is CMC-Hertz General Partner, L.L.C., whose managing members are Carlyle Hertz GP, L.P., ML Global Private Equity Fund, L.P. and CD&R Associates VII, L.P. Investment decisions on behalf of CMC-Hertz General Partner, L.L.C. are made by majority vote of its Executive Committee, which comprises one representative of each Sponsor; however, until December 21, 2013, ML Global Private Equity Fund, L.P. has the contractual right (subject to various restrictions) to make decisions regarding disposition or voting of the shares beneficially owned by CMC-Hertz Partners, L.P. As a result, beneficial ownership of the shares held by CMC-Hertz Partners, L.P. may be attributed to ML Global Private Equity Fund, L.P., which disclaims beneficial ownership of such shares, as do the entities and individuals discussed in Note 7 above who may be deemed to have or share beneficial ownership of any shares that ML Global Private Equity Fund, L.P. holds of record or may be deemed to beneficially own.

(9)
A report on Schedule 13G/A, dated February 13, 2009, disclosed that Lord, Abbett & Co. LLC, an investment adviser, was the beneficial owner of 54,323,098 shares of the common stock as of December 31, 2008. Lord, Abbett & Co. LLC has reported that it has (i) sole power to vote or direct the vote of 48,586,072 shares of common stock of the Company and (ii) sole power to dispose or direct the disposition of 54,066,658 shares of common stock of the Company. The address of Lord, Abbett & Co. LLC is 90 Hudson Street, Jersey City, New Jersey, 07302. All information regarding Lord, Abbett & Co. LLC is based on that entity's report on Schedule 13G/A.

(10)
A report on Schedule 13G/A, dated February 13, 2009, disclosed that Bruce Berkowitz, as the managing member of Fairholme Capital Management, LLC, an investment company, and as president of Fairholme Funds, Inc., was the beneficial owner of 33,837,015 shares of common stock as of December 31, 2008. Mr. Berkowitz reported that he has (i) sole power to vote or direct the vote and the sole power to dispose or direct the disposition of 363,814 shares of common stock, (ii) shared power with Fairholme Capital Management, LLC to vote or direct the vote of 23,925,000 shares of common stock and (iii) shared power with Fairholme Capital Management, LLC to dispose or direct the disposition of 33,837,015 shares of common stock. The address of Fairholme Capital Management, LLC, Bruce Berkowitz and Fairholme Funds, Inc. is 4400 Biscayne Boulevard, 9th floor, Miami, FL 33137. All the information regarding Fairholme Capital Management, LLC is based on that entity's report on Schedule 13G/A.

(11)
Does not include 60,024,510 shares of common stock held by investment funds associated with or designated by Clayton, Dubilier & Rice, Inc., or 70,050 currently exercisable stock options and 41,979 shares of common stock issued to Clayton, Dubilier & Rice, Inc., as assignee of compensation payable to Messrs. Tamke, Sleeper and Wasserman under our director compensation policy, as described in Note 1 above. Messrs. Tamke, Wasserman and Sleeper are directors of the Company and The Hertz Corporation and executives of Clayton, Dubilier & Rice, Inc. They disclaim beneficial ownership of the shares held by investment funds associated with or designated by Clayton, Dubilier & Rice, Inc. and of the stock options and shares held by Clayton, Dubilier & Rice, Inc.

(12)
Includes 785 shares held by Mr. Frissora's daughter.

(13)
Does not include 59,250,000 shares of common stock held by investment funds associated with or designated by The Carlyle Group. Messrs. Bernasek and Ledford are directors of the Company and The Hertz Corporation and executives of The Carlyle Group. They disclaim beneficial ownership of the shares held by investment funds associated with or designated by The Carlyle Group.

(14)
Includes 14,739.6, 15,070.2 and 12,965.2 phantom shares issued to Messrs. Bernasek, Berquist and Ledford, respectively, under our director compensation policy.

(15)
Includes employee and/or director stock options which are currently exercisable or which will become exercisable within sixty days; restricted stock units reported as owned outright; and any shares that were purchased pursuant to the our employee stock purchase plan.

(16)
Does not include (i) 58,522,927 shares of common stock held by investment funds and other entities associated with or designated by Merrill Lynch & Co., Inc. (including 46,700 currently exercisable director stock options and 27,985 shares of common stock issued to ML Global Private Equity Fund, L.P., as assignee of compensation payable to Messrs. End and Bitar under our director compensation policy, as described in Note 5 above), or over which such funds exercise voting control, or (ii) 92,329 shares held of record by Merrill Lynch Bank & Trust Co., FSB as of December 31, 2008. Messrs. End and Hain are directors of the Company and The Hertz Corporation. Mr. Hain is a managing director of, and Mr. End is a consultant to, the global private equity division of Bank of America Merrill Lynch Capital Investors. They disclaim beneficial ownership of the shares held by investment funds and other entities associated with or designated by Merrill Lynch & Co., Inc. See Notes 7 and 8 above.

(17)
Mr. Bitar resigned from our board of directors on April 8, 2009. On April 14, 2009, Mr. Hain was elected to fill the vacancy created by Mr. Bitar's resignation.

 INCORPORATION BY REFERENCE

        The rules of the SEC allow us to incorporate by reference information into this Information Statement. The information incorporated by reference is considered to be a part of this Information Statement, and information that we file later with the SEC will automatically update and supersede this information. This Information Statement incorporates by reference the documents listed below:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

  •
  our Current Reports on Form 8-K filed on March 4, 2009, April 6, 2009, April 14, 2009, May 20, 2009, May 26, 2009, May 27, 2009 and June 2, 2009;

  •
  the portion of our Current Report on Form 8-K filed on January 20, 2009 that appears under the caption item 2.05;

  •
  description of our common stock and the rights associated with our common stock contained in our registration statement on Form 8-A, dated November 8, 2006 (File No. 001-33130); and

  •
  all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of the Information Statement until the consummation of the Private Offering.

        You should read the information relating to us in this Information Statement together with the information in the documents incorporated by reference. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.

        You can obtain any of the filings incorporated by reference in this Information Statement through us or from the SEC through the SEC's Website at http://www.sec.gov. The SEC's website is included in this Information Statement as an inactive textual reference only. You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. We will provide without charge to each person, including any beneficial owner, to whom a copy of this Information Statement is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Information Statement. You should direct requests for those documents to Hertz Global Holdings, Inc., 225 Brae Boulevard, Park Ridge, New Jersey 07656, Attention: Investor Relations (telephone (201) 307-2100).

By Order of the Board of Directors of Hertz Global Holdings, Inc.,
/s/ Mark P. Frissora Mark P. Frissora Chairman and Chief Executive Officer

Park Ridge, New Jersey
June     , 2009

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HERTZ GLOBAL HOLDINGS, INC. 225 Brae Boulevard Park Ridge, New Jersey 07656-0713
DESCRIPTION OF COMMON STOCK
COMMON STOCK PUBLIC OFFERING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND OFFICERS
INCORPORATION BY REFERENCE